EIGHTH AMENDMENT TO THE

THE RBB FUND TRUST

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block, to the Transfer Agent Servicing Agreement dated as of October 22, 2015, as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit A of the Agreement, the funds list of the Trust, to add the following funds:

●	Advent Convertible Bond ETF

WHEREAS, the Trust desires to amend the Agreement to remove the following funds from Exhibit A:

●	Penn Capital Mid Cap Core Fund
●	Penn Capital Opportunistic High Income Fund

WHEREAS, the parties desire to update the fees in Exhibit D; and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by a written agreement executed by all parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

2.	Effective January 1, 2025, Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on next page

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley

Name:	James G. Shaw	Name:	Gregory Farley

Title:	CFO/COO & Secretary	Title:	Sr. Vice President

Date:	2/20/2025	Date:	2/21/25

Exhibit A

to the Transfer Agent Servicing Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Short Duration High Income Fund

Penn Capital Special Situations Small Cap Equity Fund

The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF

Element EV & Solar Battery Materials Futures Cayman Fund, Ltd.

P/E Global Enhanced International Fund

Evermore Global Value Fund

The Torray Fund

First Eagle Global Equity ETF

First Eagle Overseas Equity ETF

Tweedy, Browne Insider + Value ETF

Longview Advantage ETF

Advent Convertible Bond ETF

Exhibit D

to the Transfer Agent Servicing Agreement

Fee Schedule

Base Fee for Accounting, Administration, Transfer Agent Services

The following reflects the greater of the basis point fee or annual minimum for series of the Fund Complex

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets on Complex

[  ] basis points on the first $[  ]

[  ] basis points on the next $[  ]

[  ] basis points on the next $[  ]

[  ] basis points on the next $[  ]

[  ] basis points on the balance

Minimum Complex Fee: $[  ] per fund

Data Services

Pricing and Security Setup Services

For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

▪	$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
▪	$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
▪	$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
▪	$[ ] – Bank Loans
▪	Derivative Instruments are generally charged at the following rates:
o	$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o	$[ ] – Swaptions
o	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>[ ]per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services (security paydown & prepayment time series)

▪	$[ ] per Foreign Equity Security per Month for Corporate Action Services
▪	$[ ] per Domestic Equity Security per Month for Corporate Action Services
▪	$[ ] per CMO and Asset Backed Security per Month for Factor Services
▪	$[ ] per Mortgage-Backed Security per Month for Factor Services

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees

▪	$[ ] annual complex base fee

Mutual Fund to ETF Conversion Fees

▪	Conversion project fee – TBD
▪	Transfer Agent fees for legacy mutual fund shareholder accounts
o	$[ ] annual fee per fund while any accounts are still open
o	$[ ] per open account

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund
▪	Form N-CEN – $[ ] per year, per Fund

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Additional Services Fee Schedule

Daily Compliance Services

▪	$ [ ] per fund group per year - Base fee
▪	Additional fee of $[ ] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User ([ ] OTC derivatives)	$[ ]
Full Derivative User (with [ ]-[ ] OTC derivatives)	$[ ]
Full Derivative User (with [ ] or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*	Additional fees may apply from index providers

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[ ]% or less	$[ ]
More than [ ]% but less than [ ]%	$[ ]
[ ]% or more	$[ ]

▪	Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

TSR Pricing

$[  ] per year per fund for the first class plus

$[  ] per year per class after the first class